                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             CDW Computer Centers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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




                                   NOTICE OF

                                 ANNUAL MEETING

                                OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT


                                  MAY 7, 1997


                          MARRIOTT LINCOLNSHIRE RESORT
                               10 MARRIOTT DRIVE
                          LINCOLNSHIRE, ILLINOIS 60069




                           CDW COMPUTER CENTERS, INC.
                                 ______________

                           CDW COMPUTER CENTERS, INC.
                            1020 EAST LAKE COOK ROAD
                         BUFFALO GROVE, ILLINOIS 60089



                                 APRIL 10, 1997




Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of CDW Computer Centers, Inc. scheduled for 6:00 p.m. on Wednesday, May 7, 1997, at the Marriott Lincolnshire Resort, 10 Marriott Drive, Lincolnshire, Illinois 60069.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

     Members of the Board of Directors, management and I look forward to personally greeting those shareholders who are able to attend.

     Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. You may revoke your proxy by a later dated proxy or vote in person at the meeting, if you prefer. The Board of Directors joins me in thanking you for your continued support and hoping that you will attend the meeting.

     Sincerely yours,




     Michael P. Krasny
     Chairman, Chief Executive Officer, Secretary and Treasurer

                           CDW COMPUTER CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 7, 1997
                                _______________

     The Annual Meeting of Shareholders of CDW Computer Centers, Inc. (the "Company") will be held at 6:00 p.m. on Wednesday, May 7, 1997 at the Marriott Lincolnshire Resort, 10 Marriott Drive, Lincolnshire, Illinois 60069 for the purpose of considering and voting on:

     1. The election of five directors. Management's nominees are named in the accompanying Proxy Statement.
     2. The approval of the terms of the Employee Incentive Bonus Pool, a performance-based compensation program for certain executive officers.
     3. The ratification of the selection of Coopers & Lybrand L.L.P., independent accountants, as auditors for the Company for the year ending December 31, 1997.
     4. Such other business as may properly come before the meeting and all adjournments thereof.

     The Board of Directors has fixed April 9, 1997 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting and only holders of stock of the Company of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

     Even if you plan to attend the meeting, please be sure to sign, date and return the proxy in the enclosed envelope to:
                    American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                           New York, New York  10005
                           Attention:  Proxy Section




                                              Michael P. Krasny
                                              Chairman, Chief Executive Officer,
                                              Secretary and Treasurer
Buffalo Grove, Illinois
April 10, 1997

                             YOUR VOTE IS IMPORTANT
YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                           CDW COMPUTER CENTERS, INC.
                            1020 EAST LAKE COOK ROAD
                         BUFFALO GROVE, ILLINOIS  60089



                                PROXY STATEMENT

                          ANNUAL MEETING - MAY 7, 1997



INFORMATION REGARDING PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CDW Computer Centers, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders on Wednesday, May 7, 1997 and at any and all adjournments thereof.

     Solicitation of proxies by mail is expected to commence April 10, 1997 and the cost thereof will be borne by the Company. In addition to such solicitation by mail, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals and they will be reimbursed by the Company for postage and clerical expense in doing so. The Company may retain at its expense a proxy solicitation firm to assist it in soliciting proxies.


     Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not-voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made in an otherwise properly executed proxy, the shares will be voted "FOR" the election of management's nominees as directors and "FOR" the other proposals listed. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


     Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company, at the Company's executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 1020 East Lake Cook Road, Buffalo Grove, Illinois 60089.

UNLESS OTHERWISE INDICATED, ALL INFORMATION PROVIDED HEREIN IS GIVEN AS OF THE DATE HEREOF.

VOTING SECURITIES

     The securities of the Company entitled to be voted at the meeting consist of shares of its Common Stock, $0.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters. On April 9, 1997 (the "Record Date"), 21,524,984 shares of Common Stock were issued and outstanding.

     Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting. There are no cumulative voting rights.

     Assuming a quorum is present in person or by proxy, the affirmative vote of a majority of the votes represented is required for election of the directors, approval of the Employee Incentive Bonus Pool and the ratification of independent accountants.

SHAREHOLDER PROPOSALS


     Any shareholder desirous of including any proposal in the Company's proxy soliciting material for the next regularly scheduled Annual Meeting of Shareholders (for the year ending December 31, 1997) must submit his or her proposal, in writing, directed to the Company's executive offices not later than December 10, 1997. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities Exchange Act of 1934, as amended, in order for such proposal to be included in the 1998 Proxy Statement.


SECURITY OWNERSHIP


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at February 28, 1997 by:
(i) each person or group that is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;
(ii) each director and director nominee of the Company; (iii) each of the Named Officers (as hereinafter defined); and (iv) all directors, director nominees and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective shareholders to the Company.




                                                            COMMON STOCK
                                                        AMOUNT AND
                                                        NATURE OF    PERCENT
                                                        BENEFICIAL  OF COMMON
NAME OF BENEFICIAL OWNER                                OWNERSHIP     STOCK
------------------------                                ----------  ---------
Michael  P. Krasny (1) (2)                              12,176,793      56.6%
Gregory C. Zeman (1) (3)                                 2,433,199      11.3%
Pilgrim Baxter & Associates, Ltd. (4)                    2,174,849      10.1%
Daniel B. Kass (5)                                         516,134       2.4%
Paul A. Kozak                                                  150          *
Harry J. Harczak, Jr.                                          750          *
Joseph Levy, Jr.                                            28,500          *
Michelle L. Collins                                            ---        ---
All directors and officers as a group (11 persons) (6)  12,207,393      56.7%

* Less than 1%
(1) The address for Messrs. Krasny and Zeman is the executive office of the Company.
(2) Includes 3,207,401 shares remaining subject to the MPK Stock Option Plan (of which 2,949,333 shares are also included in the holdings of Messrs. Zeman and Kass above), 422,672 shares remaining subject to the MPK Restricted Stock Plan and 8,560 shares owned by Mr. Krasny's minor stepson. Mr. Krasny disclaims beneficial ownership with respect to the shares subject to the MPK Stock Option Plan and the MPK Restricted Stock Plan.

(3)  Reflects 2,433,199 shares issuable pursuant to non-forfeitable options granted under the MPK Stock Option Plan out of Mr. Krasny's own shares. The options are exercisable at the rate of 390,087 on December 31, 1997 and 471,488 on each December 31 thereafter until all options are exercisable. Additional shares may be exercised proportionately to any shares sold by Mr. Krasny from his holdings. These shares are also reported as being beneficially owned by Mr. Krasny.
(4)  The address of Pilgrim Baxter & Associates, Ltd. is 125 Drummers Lane,
     Suite 300, Wayne,   Pennsylvania, 19087-1501. The number of shares held was
     obtained from the holder's Schedule 13 filing with the Securities Exchange Commission as of December 31, 1996.


(5) Reflects 516,134 shares issuable pursuant to options granted under the MPK Stock Option Plan out of Mr. Krasny's own shares. The options are exercisable at the rate of 82,747 on December 31, 1997 and 100,013 on each December 31 thereafter until all options are exercisable. Additional shares may be exercised proportionately to any shares sold by Mr. Krasny from his holdings. These shares are also reported as being beneficially owned by Mr. Krasny.
(6) For purposes of computing aggregate number of shares owned by directors and officers of the Company as a group, shares of Common Stock beneficially owned by more than one executive officer are counted only once.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Executive officers, directors and persons owning more than ten percent of the Company's stock are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1996, all persons subject to Section 16(a) were in compliance with all Section 16(a) filing requirements.

ANNUAL REPORT AND FORM 10-K

     The 1996 Annual Report of the Company which includes financial statements for the years ended December 31, 1996, 1995 and 1994 has been mailed with this Proxy Statement to shareholders of record on the Record Date. The Annual Report does not constitute a part of the proxy material. A copy of the Company's Report on Form 10-K for the year ended December 31, 1996, including the financial statements and the financial statement schedule, as filed with the Securities and Exchange Commission, is available to shareholders and may be obtained by writing to the Secretary at the Company's executive offices.

                                   PROPOSAL 1
ELECTION OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and Committee meetings by the Chairman and other officers.

     Five directors, all of whom are members of the present Board of Directors, are recommended for election at the Annual Meeting. All directors serve until the annual meeting next following their election and until their successors have been elected. There are no family relationships between or among any directors of the Company.

     All of the nominees have consented to serve if elected, and at the date of this Proxy Statement, the Company has no reason to believe that any of the named nominees will be unable to serve. Correspondence may be directed to nominees at the Company's executive offices. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of all nominees.

     The information presented as to principal occupation and shares of stock beneficially owned as of February 28, 1997, is based in part on information received from the respective persons and in part from the records of the Company. All directors and officers as a group were the beneficial owners of 12,207,393 shares of Common Stock representing approximately 56.7% of the class.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

     Set forth below is certain information concerning the nominees for election to the Board of Directors of the Company.



                    NAME                        AGE     POSITION(S) WITH THE COMPANY
---------------------------------------------  -----  ---------------------------------
Michael P. Krasny............................     43  Chairman of the Board, Chief
                                                      Executive Officer, Secretary and
                                                      Treasurer
Gregory C. Zeman.............................     38  President and Director
Daniel B. Kass...............................     40  Vice President-Sales and Director
Joseph Levy, Jr..............................     70  Director
Michelle L. Collins..........................     37  Director


     Michael P. Krasny is the founder of the Company and currently serves as Chairman of the Board, Chief Executive Officer, Secretary and Treasurer. Mr. Krasny has had similar positions and responsibilities with the Company since the Company's inception. Mr. Krasny served as the Company's President from its incorporation through December, 1990. Mr. Krasny's responsibilities with the Company include the overall supervision of its operations and focus on finance, human resources, operations and management information systems functions. Mr. Krasny is a 1975 graduate of the University of Illinois where he earned a Bachelor of Science degree in Finance.

     Gregory C. Zeman is President and a director of the Company. Mr. Zeman has been an employee and officer of the Company, serving in varying capacities, since March, 1987. Prior to becoming President in January, 1991, Mr. Zeman served as an account executive, Sales Manager, Purchasing Manager and Vice President of Sales, Purchasing and Marketing. Mr. Zeman became a director of the Company in June, 1990. Mr. Zeman's responsibilities with the Company focus on the sales, purchasing and marketing functions. Mr. Zeman is a 1983 graduate of Marquette University where he earned a Bachelor of Science degree in Computational Math.

     Daniel B. Kass is Vice President-Sales and a director of the Company.
Mr. Kass joined the Company in November, 1987 as a sales representative. He served as Sales Manager from January, 1989 through December, 1990. Mr. Kass became Vice President-Operations in January, 1991, a director of the Company in March, 1993 and Vice President-Sales in January, 1996. Mr. Kass' responsibilities with the Company focus on sales, sales training and customer service. Mr. Kass is a 1981 graduate of Southern Illinois University where he earned a Bachelor of Science degree in Journalism.

     Joseph Levy, Jr. is a director of the Company. Mr. Levy is the founder, and for more than the past five years has been chairman, of Levy Venture Management, Inc., a real estate rental and development group that assists auto manufacturers in establishing new dealerships. Levy Venture Management, Inc. currently has holdings in Illinois, Texas and Minnesota. Mr. Levy became a director of the Company in November, 1993. Mr. Levy is a 1947 graduate of Northwestern University, where he earned a Bachelor of Science in Business Administration.


     Michelle L. Collins is a director of the Company. Ms. Collins is a principal in William Blair & Company, L.L.C., an investment banking firm, in the Corporate Finance practice. Ms. Collins has been a principal since 1992 and prior to that time served as an associate at William Blair & Company since 1986. Ms. Collins became a director of the Company in April, 1996. Ms. Collins is a member of the Board of Directors of McWhorter Technologies, Inc., and has been since 1995. Ms. Collins is a 1982 graduate of Yale University where she earned an undergraduate degree in Economics and a 1986 graduate of Harvard University, where she earned a Masters Degree in Business Administration.


BOARD MEETINGS AND COMMITTEES

     Regular meetings of the Board of Directors of the Company are conducted quarterly. From time to time, special meetings of the Board of Directors are conducted as required. The Board of Directors had four regular meetings and one special meeting during the calendar year ended December 31, 1996. Each director attended all meetings of the Board of Directors and the committees of which they were members.

     The Audit Committee is currently comprised of Messrs. Krasny and Levy and Ms. Collins. The Audit Committee reviews and approves the general nature of audit services by the independent accountants; monitors and reviews the internal control system of the Company; monitors the integrity of the Company's financial systems, reports and financial statements; reviews procedures to communicate conflicts of interest and related party transactions; and reviews matters where independence from management is indicated. The Audit Committee met twice during the year ended December 31, 1996.

     The Compensation and Stock Option Committee is currently comprised of Mr. Levy and Ms. Collins. The functions performed by the Compensation and Stock Option Committee include approval of Chief Executive Officer compensation; review and approval of the terms of performance-based compensation programs for officers; review and certification of amounts due under performance-based compensation programs for officers and allocation of the Employee Incentive Bonus Pool; review and approval of compensation and/or adjustments thereto for other officers and employees to the extent requested by the Chief Executive Officer or otherwise required by the terms of existing employment agreements; review and approval of the terms of incentive stock option grants. The Compensation and Stock Option Committee met twice during the year ended December 31, 1996. The Compensation and Stock Option Committee met in February of 1997 in connection with the granting of stock options, review and approval of 1996 officer compensation, the allocation of the Employee Incentive Bonus Pool relative to the performance of officers and employees during 1996 and the establishment of officer compensation levels and performance-based compensation programs for the 1997 fiscal year. See "Report of the Compensation and Stock Option Committee."

     The Nominating Committee is currently comprised of Messrs. Krasny and Levy and Ms. Collins. The functions performed by the Nominating Committee include the review of the Board of Directors present and future composition; recruitment of new directors; the recommendation and placing in nomination at annual meetings of a slate of directors; and the review and determination of director compensation. The Nominating Committee will also consider nominees recommended by shareholders, in writing, provided such candidates demonstrate a serious interest in serving as directors. The Nominating Committee did not meet during the year ended December 31, 1996. The

Nominating Committee acted pursuant to Unanimous Written Consent in March, 1997, for the purpose of nominating the persons presented herein for election as directors.

MANAGEMENT

     Set forth below are the names, ages and titles of each executive officer of the Company. Executive officers are elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and qualified.


         NAME            AGE                    POSITION(S) WITH THE COMPANY
----------------------  -----  ---------------------------------------------------------------
Michael P. Krasny.....     43  Chairman of the Board, Chief Executive Officer, Secretary and
                               Treasurer
Gregory C. Zeman......     38  President and Director
Daniel B. Kass........     40  Vice President-Sales and Director
Harry J. Harczak, Jr..     40  Chief Financial Officer
Mary C. Gerlits.......     38  Vice President-Human Resources
Daniel F. Callen......     39  Vice President-Finance, Controller and Chief Accounting Officer
Paul A. Kozak.........     32  Vice President-Purchasing
Donald M. Gordon......     56  Vice President-Advertising
James R. Shanks.......     32  Vice President-MIS

     See "Election of Directors-Nominees for Election to Board of Directors" for the discussion of Messrs. Krasny, Zeman and Kass.

     Harry J. Harczak, Jr. became Chief Financial Officer of the Company on May 1, 1994. Prior to joining the Company, Mr. Harczak was an audit partner in the accounting firm of Coopers & Lybrand L.L.P. where he worked since 1978. Mr. Harczak's responsibilities at the Company include the finance, accounting, SEC reporting and investor relations functions. He is a 1978 graduate of Depaul University, where he earned a Bachelor of Science degree in Accounting, and a 1995 graduate of the University of Chicago Executive Program, where he earned a Masters of Business Administration. Mr. Harczak is a certified public accountant.

     Mary C. Gerlits is Vice President-Human Resources of the Company and has served in that capacity since April, 1990. Ms. Gerlits joined the Company in March, 1986 and has previously served in varying capacities as Personnel Director, Human Resources Manager and Director of Human Resources. Ms. Gerlits is a 1980 graduate of Hampshire College where she earned a Bachelor of Arts degree in Humanities and Languages.

     Daniel F. Callen is Vice President-Finance, Controller and Chief Accounting Officer of the Company. Mr. Callen became Vice President - Finance and Chief Accounting Officer in January, 1992. Mr. Callen became Controller in May, 1989. Prior to joining the Company, Mr. Callen was employed by Rand McNally & Company from February, 1987 to April, 1989 as Group Controller. Mr. Callen is a 1979 graduate of Northern Illinois University where he earned a Bachelor of Science degree in Accounting. Mr. Callen is also a 1986 graduate of Northwestern University's J.L. Kellogg's Graduate School of Management where he earned a Masters in Management, Marketing and Finance. Mr. Callen is a certified public accountant.

     Paul A. Kozak is Vice President-Purchasing of the Company. Mr. Kozak joined the Company in August of 1987 and since that time has served as an Account Executive, Sales Manager and Director of Purchasing. He is a 1986 graduate of the University of Iowa where he earned a Bachelor of Science degree in Business Administration.

     Donald M. Gordon is Vice President-Advertising of the Company. Mr. Gordon joined the Company as Director of Marketing in February of 1993. Prior to joining the Company, Mr. Gordon was employed by Spiegel as Director of Customer Acquisition. He is a 1961 graduate of Bryant University where he earned a Bachelor of Business Administration degree in Business Management.

     James R. Shanks is Vice President-MIS of the Company. Mr. Shanks joined the Company as Director of Information Systems in August of 1993. Prior to joining the Company, Mr. Shanks was employed by American Hotel Register from January, 1985 to August, 1993 as Manager of Information Systems. Mr. Shanks is a 1991 graduate of Barat College where he earned a Bachelor of Science degree in Computer Information Systems, and a 1996 graduate of Northwestern University's J.L. Kellogg's Graduate School of Management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investment Banking Relationship

     Michelle L. Collins, a director of the Company, is a principal in the investment banking firm of William Blair & Company, L.L.C., which firm served as the sole underwriter of the Company's initial public offering of Common Stock in May, 1993 and the Company's second public offering in June, 1994, the lead underwriter of the Company's third and fourth public offerings in August, 1995 and February, 1997, respectively, and acts as a market maker for the Company's Common Stock. In connection with the Company's secondary offering in February, 1997, William Blair & Company, L.L.C. received underwriting discounts and commissions in the aggregate amount of $640,000 from the management selling shareholders.

Repurchase of Stock from Former Executive Officer

     In July, 1990, the Company redeemed all shares of the Company's Common Stock then held by Mr. John Marks, a former executive officer, director and shareholder who has since terminated any association with the Company. The purchase price of such redeemed shares was $506,113, of which $124,085 was paid in cash and $382,028 was payable by a promissory note. The note bore interest at a rate of 10% per annum, and principal and interest was payable in equal quarterly installments of $31,835, which began in July, 1991 and continued through April 1, 1994, at which time the note was paid in full. The note was personally guaranteed by Mr. Krasny.

     In June, 1993, Mr. Marks filed a three-count Complaint in the United States District Court for the Northern District of Illinois, Eastern Division, alleging violations of the federal securities laws, fraud and breach of fiduciary duty in connection with the July, 1990 acquisition of his common stock. Count I alleged violations of Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 promulgated thereunder against the Company and Mr. Krasny. Count II alleged fraud and deceit against the Company and Mr. Krasny. Count III alleged a breach of fiduciary duty against only Mr. Krasny. Mr. Marks sought to rescind the 1990 sale and have himself restored to the position he was in prior to the purchase of his shares or, alternatively, be awarded sufficient damages to compensate him for the damages allegedly sustained including pre-judgment interest. In addition, in Counts II and III, Mr. Marks seeks to recover punitive damages in an unspecified amount.

     In July, 1993, the Company and Mr. Krasny filed a motion to dismiss the Complaint. In their motion to dismiss, the Company and Mr. Krasny argued that Mr. Marks' claims for the alleged violation of Section 10(b) and Rule 10b-5 were barred because the statute of limitations for such claims had expired. Further, Mr. Krasny and the Company denied making any misrepresentations and argued, in the alternative, that if any misrepresentations were made, they were not material, nor did they cause Mr. Marks' purported damages. The Company and Mr. Krasny also asserted that certain portions of Mr. Marks' Complaint do not comply with Federal Rule of Civil Procedure 9(b), which requires that fraud claims be plead with particularity. In addition, the Company and Mr. Krasny argued that since the sole basis for federal jurisdiction was Count I, if it is dismissed, Counts II and III should also be dismissed for lack of subject matter jurisdiction.

     In September, 1995, the District Court granted, without prejudice, the Company's and Mr. Krasny's motion to dismiss. In its Memorandum Opinion dismissing the Complaint, the Court held Mr. Marks' allegations established that he had inquiry notice of the purported securities law violations no later than July 27, 1990, the date the Company purchased his shares. Because Mr. Marks brought his action in June 1993, beyond the applicable statute of limitations period, and because no facts alleged in the Complaint provided a basis to toll that period, the District Court dismissed the federal securities claims contained in Count I. The District Court then dismissed the state law claims in Counts II and III for lack of federal jurisdiction. The District Court provided Mr. Marks with leave to file an Amended Complaint if he could plead facts that enabled him to surmount the statute of limitations obstacles to his claims of violation of federal securities laws.

     In October, 1995, Marks filed an Amended Complaint alleging the same three causes of action contained in his original Complaint. The factual allegations of the Amended Complaint are, in management's opinion, essentially the same as those of the original Complaint. The Amended Complaint, however, includes allegations which endeavor to avoid application of the statute of limitations by alleging Mr. Marks' lack of notice of his purported claims. The Company and Mr. Krasny in November, 1995 filed a motion to dismiss the Amended Complaint, arguing that it contained the same deficiencies relative to the statute of limitations and other defects as the original Complaint.

     On June 14, 1996, the District Court granted the motion to dismiss the Amended Complaint, with prejudice on the grounds that the securities law claim alleged in Count I was barred by the statute of limitations and it did not have jurisdiction over the state law claims alleged in Counts II and III. Mr. Marks has appealed the District Court decision to the United States Court of Appeals for the Seventh Circuit. The Company believes that Mr. Marks may file the claims asserted in Counts II and III, and possibly other claims, in Illinois state court.

     The Company and Mr. Krasny believe that their actions were honest and proper and that the suit by Mr. marks is without merit. The Company and Mr. Krasny are committed to vigorously defending the litigation.


     Mr. Krasny has agreed that in the event that the Company is ordered to pay damages to Mr. Marks on account of the purchase by the Company of Mr. Marks' shares, Mr. Krasny will indemnify and reimburse the Company for all damages, including amounts, net of tax benefits received by the Company, ordered to be paid and legal fees and costs incurred by the Company in connection with the defense of the litigation and any appeals. In the event the matter is settled, Mr. Krasny has agreed to indemnify and reimburse the Company for any amount paid to Mr. Marks in settlement of this matter, net of tax benefits received by the Company. No agreement of settlement may be entered into by the Company without the consent of Mr. Krasny. The Company and majority shareholder incurred legal expenses of approximately $133,000, $140,000 and $227,000 for the years ended December 31, 1996, 1995 and 1994, respectively, which have been assumed, net of tax, by the majority shareholder. These legal expenses are recorded as a selling and administrative expense and the reimbursement by Mr. Krasny, net of tax, is recorded as an increase to paid-in-capital.

EXECUTIVE COMPENSATION

     Information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994, of those persons who were, at December 31, 1996 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1996 (the "Named Officers") is shown below:

                           SUMMARY COMPENSATION TABLE



                                                                                                   LONG TERM COMPENSATION
                                                                                           --------------------------------------
                                                        ANNUAL COMPENSATION                                AWARDS
                                           ----------------------------------------------  --------------------------------------

                                                                                                       SECURITIES
                                                                            OTHER ANNUAL               UNDERLYING     ALL OTHER
                                                          BONUS             COMPENSATION                OPTIONS/     COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR  SALARY($)     ($)(1)                  ($)                    SARS(#)         ($)(2)
---------------------------          ----  ---------  -------------         -------------          --------------  ------------
Michael P. Krasny                    1996   $216,430  $1,781,276      (3)         ---                    ---          $4,918
Chairman of the Board, Chief         1995   $210,946    $833,424      (3)         ---                    ---          $4,284
Executive Officer, Secretary and     1994   $205,400    $265,911      (3)         ---                    ---          $4,280
Treasurer

Gregory C. Zeman                     1996   $189,377  $1,373,747      (3)         ---                    ---          $4,918
President and Director               1995   $184,578    $632,599      (3)      $1,616      (5)           ---          $4,284
                                     1994   $179,731    $899,433      (3)         ---                    ---          $4,280

Daniel B. Kass                       1996   $189,377    $989,602      (3)         ---                    ---          $4,918
Vice President-Sales and             1995   $184,578    $431,774      (3)      $1,287      (5)           ---          $4,284
Director                             1994   $179,058    $340,883      (3)         ---                    ---          $4,280

Paul  A. Kozak                       1996   $178,555    $265,413                  ---                  8,331          $4,918
Vice President-Purchasing            1995   $165,000    $141,996               $1,616      (5)         6,000          $4,284
                                     1994   $165,000    $142,401                  ---                  3,000          $4,280

Harry J. Harczak, Jr.                1996   $131,713    $203,995              $13,050      (5)        32,827          $4,918
Chief Financial Officer              1995   $125,000    $130,108                  ---                  3,000          $4,284
                                     1994    $80,294     $63,334      (4)         ---                  6,500             ---


     (1) Amounts reflected for Messrs. Kozak and Harczak for all periods, are attributable to a non-contractual bonus.
     (2) Reflects the Company's contributions to the CDW Computer Centers, Inc. Employees' Profit Sharing Plan.
     (3) The 1996, 1995 and 1994 bonus amounts for Messrs. Krasny, Zeman and Kass are pursuant to the terms of employment agreements which provide for allocations from the Employee Incentive Bonus Pool, the total of which will not exceed twenty percent of the Company's increase in income from operations as defined in accordance with generally accepted accounting principles consistently applied over the previous year, beginning in 1994 and relating to an increase over the prior year's results. See "Executive Compensation -- Employment Related Agreements."
     (4) Mr. Harczak began his employment with the Company effective May 1, 1994.
     (5) Amounts represent travel incentive awards.

DIRECTOR COMPENSATION; CDW DIRECTOR STOCK OPTION PLAN

     Directors who are not also employees of the Company ("Independent Directors") are paid an annual fee of $20,000. Additionally, the Company has established the CDW Director Stock Option Plan for Independent Directors (the "Director Option Plan"). A maximum of 1,050,000 shares of Common Stock, in the aggregate, reduced on a share for share basis for options outstanding under the CDW Incentive Stock Option Plan (the "Stock Option Plan"), subject to adjustment, have been authorized for the granting of stock options under the Director Option Plan. Except as stated herein, the Director Option Plan is identical in terms to the CDW Incentive Stock Option Plan available to officers and employee directors and other employees of the Company or its subsidiaries. In November, 1993, the Board of Directors granted, effective as of January 3, 1994 and on the first trading day of each calendar year thereafter, each Independent Director options to purchase shares of Common Stock of the Company at a price based on the closing price of the Company's shares on the first trading day of such calendar year, subject to the terms and conditions of the Director Option Plan and pending modification by the Board of Directors (which shall not be made more than once each six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act). The number of options authorized to be granted to each Independent Director was initially 3,000 shares and each year thereafter beginning January 1, 1995 shall be 3,000 shares, plus the product of 3,000 shares multiplied by the percentage increase in the Company's immediately preceding year's net income over the second immediately preceding year's net income, in each case calculated in accordance with generally accepted accounting principles, applied on a consistent basis, and excluding the effect of Statement of Financial Accounting Standards No. 109 relating to the MPK Stock Option Plan in 1993. The options shall vest on the third anniversary of the date of grant and shall expire on the tenth anniversary of the date of grant. If an Independent Director ceases to be a member of the Board of Directors, all options granted to such Independent Director which have not vested shall expire by their terms. The Company received no monetary consideration for the grants.

Pursuant to the Director Option Plan, options which were granted and remain outstanding to Mr. Levy and Ms. Collins are as follows:

                          Grant Date    # of Options    Exercise Price
                       ---------------  ------------  ----------------
          Mr. Levy     January 3, 1994     3,000            $9.33
                       January 3, 1995     4,920            $22.83
                       January 2, 1996     4,980            $27.00
                       January 2, 1997     5,160            $53.75

          Ms. Collins  January 2, 1997     5,160            $53.75


EMPLOYMENT RELATED AGREEMENTS

     Mr. Krasny. The Company has entered into an Employment and Non-Competition Agreement with Mr. Krasny which became effective upon the consummation of the initial public offering in 1993. In accordance with the terms of the Agreement, Mr. Krasny's employment is terminable with or without cause and the Company will pay Mr. Krasny an initial annual base salary of $200,000, to be adjusted annually in accordance with the Consumer Price Index. Additionally, the Agreement provides that Mr. Krasny shall be eligible to receive an annual bonus to be paid out of the Employee Incentive Bonus Pool which shall be calculated based upon the Company's increased levels of income from operations. Each of Messrs. Krasny, Zeman and Kass are entitled to participate in the Employee Incentive Bonus Pool, the total of which bonus pool will not exceed twenty percent of the Company's increase in income from operations over the prior year as determined in accordance with generally accepted accounting principles consistently applied. This bonus will be awarded in the discretion of the Compensation and Stock Option Committee. In addition, the Agreement contains a non-competition restriction prohibiting Mr. Krasny from undertaking certain competitive activities for a two year period after the date Mr. Krasny ceases his employment with the Company.

     Mr. Zeman. The Company has entered into an Employment and Non-Competition Agreement with Mr. Zeman which became effective upon the consummation of the initial public offering in 1993. In accordance with the terms of the Agreement, Mr. Zeman's employment is terminable with or without cause and the Company will pay Mr. Zeman an initial annual base salary of $175,000, to be
adjusted annually in accordance with the Consumer Price Index.   Additionally,
the Agreement provides that Mr. Zeman shall be eligible to receive an annual bonus to be paid out of the Employee Incentive Bonus Pool which shall be calculated based upon the Company's increased levels of income from operations. Each of Messrs. Krasny, Zeman and Kass are entitled to participate in the Employee Incentive Bonus Pool, the total of which bonus pool will not exceed twenty percent of the Company's increase in income from operations over the prior year as determined in accordance with generally accepted accounting principles consistently applied. This bonus will be awarded in the discretion of the Compensation and Stock Option Committee. In addition, the Agreement contains a non-competition restriction prohibiting Mr. Zeman from undertaking certain competitive activities for a two year period after the date Mr. Zeman ceases his employment with the Company.

     Mr. Kass. The Company has entered into an Employment and Non-Competition Agreement with Mr. Kass which became effective upon the consummation of the initial public offering in 1993. In accordance with the terms of the Agreement, Mr. Kass's employment is terminable with or without cause and the Company will pay Mr. Kass an initial annual base salary of $175,000, to be adjusted annually in accordance with the Consumer Price Index. Additionally, the Agreement provides that Mr. Kass shall be eligible to receive an annual bonus to be paid out of the Employee Incentive Bonus Pool which shall be calculated based upon the Company's increased levels of income from operations. Each of Messrs. Krasny, Zeman and Kass are entitled to participate in the Employee Incentive Bonus Pool, the total of which bonus pool will not exceed twenty percent of the Company's increase in income from operations over the prior year as determined in accordance with generally accepted accounting principles consistently applied. This bonus will be awarded in the discretion of the Compensation and Stock Option Committee. In addition, the Agreement contains a non-competition restriction prohibiting Mr. Kass from undertaking certain competitive activities for a two year period after the date Mr. Kass ceases his employment with the Company.

OPTION GRANTS

     Information with respect to grants of stock options to Named Officers during 1996 is set forth below. See "Incentive Stock Option Plans".

                                                                               Potential Realizable Value at
                                                                                Assumed Annual Rates of
                                                                                Stock Price Appreciation for
                               Individual Grants                                       Option Term
--------------------------------------------------------------------------------------------------------------------
(a)                  (b)                 (c)             (d)           (e)                       (f)          (g)
                                      % of Total       Exercise
                                    Options Granted    or Base
                      Options        to Employees      Price        Expiration
Named Officers(1)     Granted       in Fiscal Year     ($/Sh)        Date           0% ($)      5% ($)      10% ($)
------------------------------------------------------------------  ------------  --------   ---------   -----------

Paul A. Kozak           6,250    (2)    1.06%         $59.31        12/31/2016        $0      $612,857    $2,123,113
                        2,081    (3)    0.35%          $0.01        12/31/2016  $123,403      $327,460      $830,315

Harry J. Harczak, Jr.   6,250    (2)    1.06%         $59.31        12/31/2016        $0      $612,857    $2,123,113
                        1,577    (3)    0.27%          $0.01        12/31/2016   $93,516      $248,152      $629,220
                       25,000    (4)    4.23%         $40.00        09/05/2016  $490,750    $2,955,404    $9,029,021


   (1) No other Named Officers received grants of stock options in 1996.
   (2) Options are exercisable at the rate of 12.5% per year, beginning December 31, 1999.
   (3) Options are exercisable in full on January 1, 2001.
   (4) Options are exercisable at the rate of 25%, 25%, and 50% per year, respectively, beginning January 1, 2000.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Information with respect to options exercised during 1996 and unexercised options to purchase the Company's Common Stock granted under the MPK Stock Option Plan and the Company's Incentive Stock Option Plans (as hereinafter defined) to the Named Officers and held by them at December 31, 1996 is set forth below.


                                                      NUMBER OF
                                                SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                         SHARES      VALUE      UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                       ACQUIRED ON  REALIZED     DECEMBER 31, 1996(#)           DECEMBER 31, 1996($) (1)

NAME                   EXERCISE(#)    ($)     EXERCISABLE  UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
----                   -----------  --------  -----------  -------------       ------------  -------------
Michael P. Krasny          ---        ---         ---           ---                ---            ---
Gregory C. Zeman           ---        ---       22,103       2,514,600  (2)     $1,310,376   $149,078,061
Daniel B. Kass             ---        ---        4,689         533,400  (2)       $277,987    $31,622,619
Paul A. Kozak              ---        ---         ---           42,333  (3)         ---        $1,909,812
Harry J. Harczak, Jr.      ---        ---         ---           42,327              ---          $954,693

     (1) Based on the closing price as reported by The Nasdaq Stock Market of the Company's Common Stock on December 29, 1996 ($59.31), less the respective exercise prices.
     (2) Pursuant to the provisions of the MPK Stock Option Plan, the options become fully exercisable upon termination of employment.
     (3) Includes 25,002 shares of restricted stock allocated to Mr. Kozak under the MPK Restricted Stock Plan, of which 6,251 shares were vested and sold on February 21, 1997, pursuant to the MPK Restricted Stock Plan modification. The remaining shares vest in equal installments on January 1, 2000, 2001, 2002 and 2003. See "MPK Restricted Stock Plan."

MPK STOCK OPTION PLAN

     At the time of the Company's initial public offering, Mr. Krasny established the MPK Stock Option Plan pursuant to which he granted as of December 31, 1992 to Messrs. Zeman and Kass and Ms. Gerlits, options to purchase in the aggregate 4,143,375 shares of Common Stock owned by him. As of the date hereof, options to acquire an aggregate of 3,207,401 shares of common stock remain outstanding. These options are non-forfeitable and become exercisable during the employment of such individual at the rate of 5% per year upon each of the first four anniversaries of the grant and an additional 15% on each anniversary date thereafter until all options are exercisable. Additional shares may be exercised proportionately to any shares sold by Mr. Krasny from his holdings. The options may be exercised at a price of $.0167 per share. If any of these three individuals terminates his or her employment with the Company, all options become exercisable and such individual will be required to exercise his or her options at the option exercise price within six months of the date of termination. Mr. Krasny will, in such event, have a right to repurchase the shares relating to the terminating employee's exercised options at the prevailing market rate, less costs and expenses attendant to the sale of the stock. Mr. Krasny's acquisition may be made pursuant to a note payable over a ten-year period with interest at the applicable federal rate as defined in the Internal Revenue Code of 1986, as amended. Upon the death or disability of any of these individuals, their options shall become immediately exercisable, and said option privileges shall expire unless exercised within one year after the date of death or disability. The MPK Stock Option Plan, which is wholly funded from shares of Common Stock owned by Mr. Krasny, does not result in a cash payment from Plan participants to the Company or increase the number of outstanding shares of Common Stock.

     In connection with the Company's secondary public offerings, Messrs. Zeman and Kass and Ms. Gerlits exercised options to acquire 349,895, 74,220 and 37,109 shares, respectively, in June, 1994, 256,653, 54,441 and 27,221 shares, respectively, in August, 1995, and 103,504, 21,955, and 10,978 shares, respectively, in February, 1997. These shares were immediately sold in the respective secondary public offerings.

INCENTIVE STOCK OPTION PLANS

     The Company has established the CDW Incentive Stock Option Plan, the CDW 1996 Incentive Stock Option Plan, the CDW 1996 Officer and Manager Bonus Plan and certain non-statutory stock option agreements (hereafter collectively referred to as the "Incentive Stock Option Plans"), as described below, to advance the interests of the Company and shareholders by providing Company employees with an additional incentive to continue their efforts on behalf of the Company, as well as to attract to the Company people of experience and ability. The Incentive Stock Option Plans are intended to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

CDW Incentive Stock Option Plan

     The Company established the CDW Incentive Stock Option Plan effective as of May 18, 1993. A maximum of 1,050,000 shares of Common Stock in the aggregate, subject to adjustment, were authorized for the granting of stock options under both the CDW Incentive Stock Option Plan and the Director Option Plan. See "Director Compensation; CDW Director Stock Option Plan." During 1996, 520,465 options were granted pursuant to the CDW Incentive Stock Option Plan, of which 31,250 were granted to executive officers. All of these options have an exercise price of $59.31, the fair market value of the Company's Common Stock on the date of grant.

CDW 1996 Incentive Stock Option Plan

     The Board of Directors of the Company established the CDW 1996 Incentive Stock Option effective as of November 14, 1996. A maximum of 3,000,000 shares of Common Stock in the aggregate, subject to adjustment, were authorized for the granting of stock options to directors, officers, employees and consultants. As of December 31, 1996, no options were granted pursuant to the 1996 Stock Option Plan. On February 21, 1997, in connection with the modification to the MPK Restricted Stock Plan more fully described below, the Company granted 132,064 options under the CDW 1996 Incentive Stock Option Plan at an exercise price of $59.00, the fair market value at the Company's Common Stock on the date of grant. See "MPK Restricted Stock Plan."

     It is expected that all officers, directors, other employees and consultants of the Company or its subsidiaries will be eligible to participate under the CDW Incentive Stock Option Plan and/or the CDW 1996 Incentive Stock Option Plan as deemed appropriate by the Compensation and Stock Option Committee. Participants will not pay any cash consideration to the Company to receive the options. These stock option plans will be administered by the Compensation and Stock Option Committee. The options will have exercise prices at least equal to 100% of the fair market value of the Common Stock at the date of grant. Options will expire no later than the twentieth anniversary of the date of grant. An option holder will be able to exercise options from time to time, subject to the vesting schedule applicable to the options. Options will not vest prior to the third anniversary of the date of grant, except that options will vest immediately upon the earlier of death or disability of a participant. Upon termination for cause by the Company, all vested and unvested options will be forfeited. Upon termination of employment with the Company, other than for cause by the Company or upon death or disability, all unvested options shall be forfeited and vested options shall be exercisable only during the ninety (90) day period following termination of employment. Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation and Stock Option Committee in its discretion.

CDW 1996 Officer and Manager Bonus Plan

     The Board of Directors of the Company approved the CDW 1996 Officer and Manager Bonus Plan (the "Officer and Manager Plan") on November 14, 1996, pursuant to which a pre-determined portion of the 1996 annual bonus for certain executive officers and managers of the Company would be paid by a grant of stock options with an exercise price of $0.01 per share. The number of options granted was determined by the amount of the bonus due to each individual, which was formula-based, and the market value of the Company's common stock as of December

31, 1996. There were 10,260 options granted pursuant to the Officer and Manager Plan, of which 6,889 were granted to executive officers. All options under the Officer and Manager Bonus Plan vest on January 1, 2001.

Non-statutory Stock Option Agreements

     The Compensation and Stock Option Committee and the Board of Directors of the Company unanimously approved establishment of two Non-statutory Stock Option Agreements and the grant thereunder of 25,000 options to each of Messrs. Harczak and Shanks on September 5, 1996. The exercise price of the options is $40.00 per share and the options vest 25% on each of January 1, 2000 and 2001 and 50% on January 1, 2002. The options were granted in consideration of services performed for the benefit of the Company by each of the individuals and to motivate and retain the individuals for future performance.

Federal Tax Consequences

     The Incentive Stock Option Plans are neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor are they qualified plans under the Internal Revenue Code of 1986, as amended (the "Code"). The granting of an option under the Incentive Stock Option Plans will not result in any taxable income to the participant or deduction to the Company at the time of grant. Generally, the holder of an option will recognize ordinary income for federal income tax purposes at the time such participant exercises the options and receives Common Stock. The amount of such taxable income will be measured by the excess of the fair market value of the Common Stock at the time of exercise over such option price and such excess will be treated for tax purposes as compensation expense of the Company.

MPK RESTRICTED STOCK PLAN

     Effective upon the closing of the initial public offering, Mr. Krasny transferred 668,604 shares of his Common Stock to the MPK Restricted Stock Plan (the "MPK Plan Shares"), to be held in escrow for the benefit of those persons employed by the Company on December 31, 1992. Shares contributed on behalf of participating employees were calculated on the basis of their months of service and average salary. During such time as the MPK Plan Shares are held in escrow, Mr. Krasny will retain the right to vote the MPK Plan Shares, and dividends thereon, if any, will inure to the benefit of Mr. Krasny. The purpose of the MPK Restricted Stock Plan was to provide participants with additional incentives to remain in the Company's employ, to build upon employee loyalty and to provide such employees with an opportunity to share in the Company's profits and growth.

     In accordance with the original terms of the MPK Restricted Stock Plan, all of the MPK Plan Shares were scheduled to fully vest upon January 1, 2000, provided that a participant has remained continually employed with the Company or its subsidiaries during such period. Participants who do not complete continuous employment through such date will forfeit their right to the MPK Plan Shares and such shares will revert to Mr. Krasny. As of December 31, 1996, 112,467 shares have been forfeited and reverted to Mr. Krasny. MPK Plan Shares will immediately vest upon the death or total disability of a participating employee. The MPK Restricted Stock Plan, which is wholly funded from shares of Common Stock owned by Mr. Krasny, does not result in a cash payment from Plan participants to the Company or increase the number of outstanding shares of Common Stock.


     On January 31, 1997, the Company filed a Registration Statement on Form S-3, which was declared effective on February 7, 1997, to modify the terms of the MPK Restricted Stock Plan and provide participants the option to accelerate the vesting on 25% of their shares in exchange for the extension of the vesting period on their remaining shares through 2003. Under the terms of this modification, participants who elected the acceleration were granted options by the Company equal to the number of shares which became vested, with an exercise price equal to the fair market value of the Company's Common Stock on the acceleration date. Pursuant to this modification, participants elected accelerated vesting for an aggregate of 132,064 shares, which vested and were sold in a secondary public offering on February 21, 1997, the acceleration date. On the acceleration date, participants who elected accelerated vesting received from the Company an aggregate of 132,064 options out of the 1996 CDW Incentive Stock Option Plan. The newly granted options have an exercise price of $59.00 per share and vest 25% per year beginning January 1, 2001.



REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee (the "Compensation Committee") is currently comprised of Mr. Levy and Ms. Collins. During 1996, Mr. Krasny also served on the Compensation Committee but resigned his position effective January 22, 1997. Mr. Frank Resnik, a former director of the Company, served on the Compensation Committee until the completion of his term of office in April, 1996. The Compensation Committee met in February 1996 to review and approve bonus and stock option allocations to employees of the Company relative to their performance in 1995 and to establish, as necessary, the 1996 base compensation and performance-based compensation programs for executive officers. The Compensation Committee met on February 3, 1997 to review and approve bonus and stock option allocations relative to the performance of Company employees in 1996 and to establish, as necessary, the 1997 base compensation and performance-based compensation programs for certain executive officers. The Committee discussed and established the guidelines for the 1997 Employee Incentive Bonus Pool as set forth in Proposal #2 herein.

     As previously described in the Proxy Statement, Messrs. Krasny, Zeman and Kass are each party to an Employment and Non-Competition Agreement with the Company (each an "Employment Agreement"). With respect to compensation for these officers, each Employment Agreement provides (i) for a specific base salary to be adjusted annually based upon changes in the United States Consumer Price Index, and (ii) an opportunity for each of these executives to participate in an Employee Incentive Bonus Pool ("the Bonus Pool") as established pursuant to Article VIII of the Company's By-laws. Pursuant to the By-laws, the Bonus Pool shall be established, on an annual basis, in an amount up to twenty percent (20%) of the increase in the Company's income from operations, as defined in accordance with generally accepted accounting principles, over the prior fiscal year. At the February 3, 1997 meeting, the Compensation Committee discussed the Employment Agreements and confirmed the relevant cost of living increases in the base salaries based upon the increase in the United States Consumer Price Index for 1996. Additionally, the Compensation Committee reviewed the Company's 1996 financial performance for the purpose of determining allocations to be made under the Bonus Pool.

     As a result of the increase in the Company's income from operations in 1996 over the Company's 1995 income from operations, an aggregate of $5,040,798 would be available for distribution pursuant to the Bonus Pool. Of this amount, the Committee determined that $4,144,625 should be distributed to Messrs. Krasny, Zeman and Kass, $808,456 would be distributed to a number of other Company employees and the remaining $87,717 would not be distributed. Of the $4,144,625, the Compensation Committee directed that $1,781,276, $1,373,747 and $989,602 should be distributed to Messrs. Krasny, Zeman and Kass, respectively, based on each person's perceived contribution to the Company's 1996 results. Included among the other Company employees who received the $808,456 were Mr. Harczak, who received $10,000 in recognition of his efforts on behalf of the Company in connection with the development of the Company's finance and accounting organization, and Mr. Kozak, who received a $10,000 bonus for his efforts in developing and maintaining efficient inventory purchasing methods and controls. The remaining $788,456 was distributed to other officers and employees of the Company based upon the recommendation of Mr. Krasny and as approved by the Compensation Committee.

     As of the date hereof, no Named Officers other than Messrs. Krasny, Zeman and Kass are employed pursuant to employment agreements. The base compensation for Named Officers not subject to employment agreements was established by Mr. Krasny and Mr. Zeman at the time each of the respective officers assumed their positions based upon their level of experience, past performance and expected future performance. At the February 3, 1997 meeting, the Compensation Committee reviewed the base compensation of such officers and approved an increase based upon the increase in the United States Consumer Price Index for 1996. In addition to this base compensation, each of the respective officers received a bonus out of the Officer and Manager Plan which was payable part in cash and part in stock options of the Company with an exercise price of $0.01 per share. The aggregate amount of the bonus was determined by a formula which was based on the percentage increase of the Company's operating income over the prior year. Messrs. Kozak and Harczak were granted options pursuant to the Officer and Manager Plan of 2,081 and 1,577 shares, respectively.

     The additional options granted to Messrs. Kozak and Harczak in 1996, as reflected in the Option Grants table, were granted pursuant to the CDW Incentive Stock Option Plan and were determined based on a formula reviewed and approved by the Compensation Committee which provided that all officers of the Company shall be entitled to receive options to acquire 6,250 shares of Company Common Stock. Of these options, twelve and one-half percent (12.5%) become exercisable annually beginning December 31, 1999. No options were granted to the three Named Officers subject to employment contracts.

     The Compensation and Stock Option Committee and the Board of Directors of the Company unanimously approved the establishment of two Non-statutory Stock Option Agreements and the grant thereunder of 25,000 options to each of Messrs. Harczak and Shanks on September 5, 1996. The exercise price of the options is $40.00 per share and the options vest 25% on each of January 1, 2000 and 2001 and 50% on January 1, 2002. The options were granted in consideration of services performed for the benefit of the Corporation by each of the individuals and to motivate and retain the individuals for future performance.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance based portion of the compensation of its executive officers in a manner that complies with this provision so that such amounts will be deductible to the Company.

COMPENSATION AND STOCK OPTION COMMITTEE
Joseph Levy, Jr.                                     Michelle L. Collins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee was formed in November, 1993. Mr. Krasny participated in deliberations concerning executive officer compensation as a member of the Compensation and Stock Option Committee until January, 1997 at which time his membership on the Committee ceased.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION


                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Retail Trade Index for the period commencing May 27, 1993 and ending December 31, 1996 where $100 was invested on May 27, 1993.


     Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.



                                 5/27/93     12/31/93     12/31/94   12/31/95   12/31/96
                             -----------  -----------  -----------  ---------  ---------
CDW Computer Centers, Inc.          $100         $224         $546       $648     $1,423
Nasdaq Stock Market (US)            $100         $111         $109       $153       $189
Nasdaq Retail                       $100         $113         $103       $114       $136

                                   PROPOSAL 2

                              APPROVAL OF EMPLOYEE
                              INCENTIVE BONUS POOL

     Pursuant to the By-laws of the Company, the Board of Directors may, in its discretion, establish a bonus pool out of which bonuses may be declared and paid to the Company's executive officers. The Board of Directors has considered the benefits of such a bonus pool for 1997 and, subject to the approval of the Company's shareholders, will implement the Employee Incentive Bonus Pool available for distribution for the year ended December 31, 1997 (the "Bonus Pool"). The Bonus Pool is intended to establish "performance-based" compensation and is presented for approval of the shareholders in order to meet the requirements for exemption from the limitations on deductibility under
Section 162(m) of the Internal Revenue Code of 1996, as amended. The principal features of the Bonus Pool are summarized below.

CREATION AND PURPOSE OF THE BONUS POOL

     The Company's By-laws provide in Article VIII that the Board of Directors may, at its discretion, continue to establish a bonus pool out of which bonuses may be declared and paid to the Company's Executive Officers on an annual basis, in an amount up to twenty percent (20%) of the increase in the Company's income from operations, as defined in accordance with generally accepted accounting principles, over the prior fiscal year, which commenced with increases in income from operations in fiscal 1994 over fiscal 1993. As used in Article VIII of the By-laws, "Executive Officers" shall mean the Chief Executive Officer, President, the Vice President-Sales and such other officers as the Chief Executive Officer may in his discretion designate to the Board from time to time. The authority for establishing the Bonus Pool has existed in the Company's By-laws since its initial public offering of Common Stock in 1993.

     The purpose of the Bonus Pool is to provide annual incentives in the form of direct cash payment to the Company's Executive Officers who contribute to the success of the Company. Because the amount of the Bonus Pool is tied directly to an increase in the Company's income from operations from year to year, eligible executive officers will only be rewarded if the Company realizes any such increase. The Bonus pool has been designed in such a way so as to motivate the Executive Officers to increase the Company's income from operations, and is therefore consistent with the Company's philosophy of pay for performance.

ADMINISTRATION OF THE BONUS POOL

     The Board of Directors has established a Compensation and Stock Option Committee (the "Committee") which has responsibility for, among other things, administration of the Bonus Pool. The Committee is comprised of Mr. Levy and Ms. Collins. At a meeting of the Committee held on February 3, 1997, the Committee reviewed the guidelines for calculating the Bonus Pool and reaffirmed that the Bonus Pool shall be in an amount up to twenty percent (20%) of the increase in the Company's income from operations for the year ended December 31, 1997 over the year ended December 31, 1996. Additionally, the Committee determined that no person receiving a bonus under the Bonus Pool shall be entitled to receive an amount which, when added to all other compensation received by such person during the year, would exceed Two Million Dollars ($2,000,000) of total compensation for such year. Furthermore, at the February 3, 1997 meeting, the Committee confirmed that Messrs. Krasny, Zeman and Kass are contractually eligible to receive awards under the Bonus Pool at the discretion of the Committee. Additionally, the Committee designated the other six executive officers of the Company as eligible to receive grants under the Bonus Pool at the discretion of the Committee. The officers are identified in this Proxy under the heading "Management".

     The amount of the bonuses to be awarded to each of the officers will be determined at the discretion of the Committee based primarily on the Committee's assessment of the following factors: (i) the individual management performance of each of the officers, (ii) the effort and skill exhibited in supervising their respective areas of responsibility and the personnel who report to them, and (iii) the perceived contribution of each individual executive to the success of the Company. Although these factors represent the principal bases upon which the Committee will grant bonuses out of the Bonus Pool, the Committee may consider additional factors, or may change the principal factors, from time to time in its sole discretion. Although the bonuses awarded under the Bonus Pool for the year ended December 31, 1996 are not indicative of the amounts which may be granted in future years, the bonuses awarded under the Bonus Pool for the year ended December 31, 1996 were as set forth in the following table.

               EMPLOYEE INCENTIVE BONUS POOL ALLOCATIONS FOR 1996


Name                                    Bonus
----                                  ----------
Michael P. Krasny                     $1,781,276
Gregory P. Zeman                      $1,373,747
Daniel B. Kass                          $989,602
Harry J. Harczak, Jr.                    $10,000
Paul A. Kozak                            $10,000
All Executive Officers as a Group     $4,408,577
Non-Executive Officer Employee Group    $544,504

AMENDMENTS TO THE BONUS POOL

     There is no separate plan document for the Bonus Pool. Rather, the Bonus Pool is authorized in the Company's By-laws and administered by the Committee pursuant to resolutions adopted at a meeting of said Committee. Therefore, changes to the Bonus Pool can be effected either by an amendment to the Company's By-laws or by action of the Committee. The Company's By-laws can be amended by the affirmative vote of the shareholders or by the affirmative vote of the Board of Directors. Additionally, the Committee can modify the terms of the Bonus Pool by a vote of the majority of the members of said Committee. Therefore, the Board of Directors and the Committee will have the ability to modify the Bonus Pool without the approval of the Company's shareholders. Notwithstanding the foregoing, because it is the Company's intention that the Bonus Pool distributions be "performance-based" compensation exempt from the limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1996, as amended, the Company is unlikely to make any material modifications to the Bonus Pool which would impact that result.

VOTE REQUIRED

     THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK OF THE COMPANY. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TERMS OF THE EMPLOYEE INCENTIVE BONUS POOL AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE BONUS POOL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE BONUS POOL EXCEPT IN THE CASE A VOTE AGAINST A PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED OR IN THE CASE OF BROKER NON-VOTES.

                                   PROPOSAL 3

                          RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     Subject to ratification by shareholders at the Annual Meeting, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the selection of the independent accounting firm of Coopers & Lybrand L.L.P. to audit the Company's financial statements for the 1997 year. Coopers & Lybrand L.L.P. audited the Company's financial statements for the twelve months ended December 31, 1996, 1995 and 1994, the nine months ended December 31, 1993 and the twelve months ended March 31, 1993. It is expected that representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     If the foregoing recommendation is rejected or if Coopers & Lybrand L.L.P. declines to act or otherwise becomes incapable of acting or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 1997 Annual Meeting of Shareholders shall be subject to the ratification by the shareholders at that meeting.


OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of this date, the Company is not aware that any matters are to be presented for action at the meeting other than those referred to in the Notice of Annual Meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.


                                             By Order of the Board of Directors,





                                             Michael P. Krasny
                                             Chairman, Chief Executive Officer,
                                             Secretary and Treasurer
Buffalo Grove, Illinois
April 9, 1997